Exhibit 99.1

                                                           For Immediate Release

CONTACT:    Anne A. Tarbell
            Triarc Companies, Inc.
            (212) 451-3030
            www.triarc.com

                  ARBY'S COMPLETES INNOVATIVE SECURITIZATION OF
                           FRANCHISE ROYALTY PAYMENTS

           o Private placement of $290 million of 7.44% non-recourse fixed rate insured notes is completed

           o Notes rated Aaa/AAA/AAA by Moody's, S&P and Fitch


New York, NY, November 22, 2000 -- Triarc Companies, Inc. (NYSE: TRY) announced that its subsidiary Arby's Franchise Trust, a newly formed special purpose financing vehicle, completed an offering of $290 million of 7.44% non-recourse fixed rate insured notes due 2020 (the "Notes"), pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"). The Notes are secured by Arby's(R) branded United States and Canadian franchise royalty payments and fees. The Notes are rated Aaa, AAA and AAA by Moody's Investors Services, Inc., Standard & Poor's Ratings Services and Fitch, Inc., respectively. Timely payment of interest and the remaining outstanding principal of the Notes on the legal final payment date are guaranteed by a financial guaranty insurance policy issued by Ambac Assurance Corporation, reinsured on a first loss basis by European Reinsurance Company of Zurich, Bermuda branch, a subsidiary of Swiss Re Group. Triarc received net cash available proceeds of approximately $250 million from the financing, which is net of approximately $30 million of proceeds to be placed in a reserve account, as well as transaction fees and expenses.

      Taking into account the recently completed sale of the Snapple Beverage Group and the consummation of the Arby's financing, Triarc's cash and investment position, net of current cash tax liabilities related to the beverage group sale, is approximately $700 million, or $31 per share pro forma for current shares outstanding including the dilutive effect of employee stock options. Pro forma debt is approximately $310 million.

      Nelson Peltz, Chairman and Chief Executive Officer of Triarc, said: "We continue to carefully evaluate our options for the use of Triarc's significant cash and investment position, including acquisitions, share repurchases and investments, with the goal of further increasing shareholder value."

      The Notes are not registered and will not be registered under the Securities Act, and may not be offered or sold within the United States except pursuant to an exemption from the Securities Act, or in a transaction not subject to the registration requirements of the Securities Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy such Notes, nor shall there be any sale of Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

     Triarc is a leading restaurant franchisor (Arby's(R)and T.J. Cinnamons(R)).

                                    # # #

                                 Note to Follow

                              Note to Press Release

The statements in this press release that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Triarc Companies, Inc. and its subsidiaries (collectively, "Triarc" or "the Company") and statements preceded by, followed by, or that include the words "may", "believes", "expects", "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements which address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to volume and revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. These forward-looking statements are based on our expectations and are susceptible to a number of risks, uncertainties and other factors and our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include, but are not limited to, the following: competition, including product and pricing pressures; success of operating initiatives; the ability to attract and retain franchisees; development and operating costs; advertising and promotional efforts; brand awareness; the existence or absence of positive or adverse publicity; market acceptance of new product offerings; new product and concept development by competitors; changing trends in customer tastes and demographic patterns; availability, location and terms of sites for restaurant development by franchisees; the ability of franchisees to open new restaurants in accordance with their development commitments, including the ability of franchisees to finance restaurant development; the performance by material customers of their obligations under their supply agreements with franchisees; changes in business strategy or development plans; quality of the Company's and franchisees' management; availability, terms and deployment of capital; business abilities and judgment of the Company's and franchisees' personnel; availability of qualified personnel to the Company and to franchisees; labor and employee benefit costs; availability and cost of raw materials, ingredients and supplies and the potential impact on franchise royalties and franchisees' restaurant level sales that could arise from interruptions in the distribution of supplies of food and other products to franchisees; general economic, business and political conditions in the countries and territories where franchisees operate; changes in, or failure to comply with, government regulations, including franchising laws, accounting standards, environmental laws and taxation requirements; the costs, uncertainties and other effects of legal and administrative proceedings; the impact of general economic conditions on consumer spending; and other risks and uncertainties which are difficult or impossible to predict accurately and many of which are beyond our control. We will not undertake and specifically decline any obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.